UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

palmOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 N. McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 503-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective as of December 16, 2004 (the “Effective Date”), palmOne, Inc. (“palmOne”) entered into a Sublease Agreement (the “Sublease”) with Philips Electronics North America Corporation as Sublessor, pursuant to which palmOne will sublease a total of approximately 287,644 square feet of space located at 950 and 1000 West Maude Avenue, Sunnyvale, California. The Sublease has a term of approximately five (5) years and eleven months commencing on the earlier of July 1, 2005 or the date upon which palmOne begins business operations in the space.

palmOne will pay base rent of approximately $21.85 million over the term of the sublease plus various insurance, operating, maintenance, utility, management and tax charges. The sublease is conditioned on the written approval of the lessor, Crossroads Land Company Limited Partnership, and a security deposit in the form of an irrevocable stand-by letter of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALMONE, INC.

Date: January 4, 2005	/s/ ANDREW J. BROWN
Andrew J. Brown
Senior Vice President and Chief Financial Officer